Exhibit 23.2


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


As independent petroleum consultants to The Houston Exploration Company and KeySpan Exploration and Production, LLC, we hereby consent to the incorporation of our report included in this Form 10-K/A of KeySpan Corporation and into KeySpan Corporation's previously filed Registration Statements File Nos. 333-53657, 333-53765, 333-92003, 333-79151, 333-40472, 333-43768 and 333-60294.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By: /s/Danny D. Simmons
                                           ------------------------
                                           Danny D. Simmons
                                           Executive Vice President

Houston, Texas
April 16, 2002